Exhibit 99.1
Consent to be Named as a Director Nominee
In connection with the filing by SpyGlass Pharma, Inc. (the “Company”) of the Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of the Company in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated:	January 22, 2026

		By:	/s/ Habib Dable
		Name:	Habib Dable